Exhibit 10.45

[AMENDMENT FOR U.S. FORMS OF PERFORMANCE SHARE AGREEMENTS]

POLYCOM, INC.

2004 EQUITY INCENTIVE PLAN

AMENDMENT TO PERFORMANCE SHARE AGREEMENT[S]

This Amendment (the “Amendment”) has been made this          day of October 2008, by Polycom, Inc. (the “Company”).

RECITALS

WHEREAS: The Company granted [INSERT NAME] (the “Employee”) [an award] [awards] of Performance Shares on [INSERT DATE(S)] under the Company’s 2004 Equity Incentive Plan (the “Plan”) and [a performance share agreement] [performance share agreements] between the Company and the Employee (the “Performance Share Agreement[s]”);

WHEREAS: The Company desires to amend the Performance Share Agreement[s] to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Company hereby amends the Employee’s Performance Share Agreement[s] to provide as follows:

AGREEMENT

Unless otherwise defined herein, initially capitalized terms shall have the same meanings as defined in the Plan.

1. Change in Control. Subsections (a) and (c) of the definition of “Change in Control” in Section 4(d)(i) of the Performance Share Agreement[s] are hereby amended in their entirety to read as follows:

“(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;”

“(c) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors;”

2. Committee Discretion. Section 5 of the Performance Share Agreement[s] is hereby amended in its entirety to read as follows:

“The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Committee. If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares, the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times as if such Performance Shares had vested in accordance with the vesting schedule set forth on the first page of this Agreement (whether or not the Employee remains employed by the Company or by one of its Subsidiaries as of such date(s)). Notwithstanding the foregoing, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares in connection with the Employee’s Termination of Service (other than due to death), the Performance Shares that vest on account of the Employee’s Termination of Service will not be considered due or payable until the Employee has a “separation from service” within the meaning of Section 409A. In addition, if the Employee is a “specified employee” within the meaning of Section 409A at the time of the Employee’s separation from service, then any such accelerated Performance Shares otherwise payable within the six (6) month period following the Employee’s separation from service instead will be paid on the date that is six (6) months and one (1) day following the date of the Employee’s separation from service, unless the Employee dies following his or her separation from service, in which case, the accelerated Performance Shares will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 9. Thereafter, such Performance Shares shall continue to be paid in accordance with the vesting schedule set forth on the first page of this Agreement. For purposes of this Agreement, “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time (“Section 409A”).”

3. Payment After Vesting. Section 6 of the Performance Share Agreement[s] is hereby amended in its entirety to read as follows:

“Any Performance Shares that vest in accordance with paragraphs 3 through 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) as soon as practicable following the date of vesting, subject to paragraph 9, but in no event later than the end of the calendar year that includes the date of vesting. Notwithstanding the foregoing, if some or all of the Performance Shares vest on account of the Employee’s Termination of Service (other than due to death) in accordance with paragraphs 3 through 4, the Performance Shares that vest on account of the Employee’s Termination of Service will not be considered due or payable until the Employee has a “separation from service” within the meaning of Section 409A. In addition, if the Employee is a “specified employee” within the meaning of Section 409A at the time of the Employee’s separation from service (other than due to death), then any accelerated Performance Shares will be paid to the Employee no earlier than six (6) months and one (1) day following the date of the Employee’s separation from service unless the Employee dies following his or her separation from service, in which case, the Performance Shares will be paid to the Employee’s estate as soon as practicable following his or her death, subject to paragraph 9. Any Performance Shares that vest in accordance with paragraph 5 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in accordance with the provisions of such paragraph, subject to paragraph 9. For each Performance Share that vests, the Employee will receive one Share.”

4. Full Force and Effect. To the extent not expressly amended hereby, the Performance Share Agreement[s] shall remain in full force and effect.

5. Entire Agreement. This Amendment and the Performance Share Agreement[s] between the Employee and the Company, as amended, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

6. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

7. Governing Law. This Amendment shall be governed shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflict of laws.

(Signature page follows)

POLYCOM, INC.

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